Exhibit 3.2

THIRD AMENDED AND RESTATED BYLAWS

OF

MXENERGY HOLDINGS INC.

Effective as of September 22, 2009

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Table of Contents (con’t)

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Table of Contents (con’t)

		Page

ARTICLE VIII	AMENDMENTS	16
Section 8.01.	Amendments	16
ARTICLE IX	CONSTRUCTION	16
Section 9.01.	Construction	16

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ARTICLE I

OFFICES

Section 1.01.          Registered Office.  The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, State of Delaware.  The address of the registered office may be changed from time to time by the Board of Directors of the Corporation (the “Board”).

Section 1.02.          Other Offices.  The Corporation may also have offices at such other places both within and outside the State of Delaware as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01.          Annual Meetings.  An annual meeting of holders of Class A Common Stock of the Corporation (“Class A Common Stock”), holders of Class B Common Stock of the Corporation (“Class B Common Stock”), holders of Class C Common Stock of the Corporation (“Class C Common Stock”) and holders of the Class D Common Stock (“Class D Common Stock” and, together with Class A Common Stock, Class B Common Stock and Class C Common Stock, “Common Stock”) for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held each year, within or outside the State of Delaware, on such date and at such time as are designated by resolution of the Board, unless holders of Common Stock have acted by written consent to elect directors as permitted by the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), and in accordance with Section 2.09 of these Bylaws.

Section 2.02.          Special Meetings.  A special meeting of holders of Common Stock or holders of any class or classes of Common Stock, for any purpose or purposes, may be called by the Chairman of the Board or the President and Chief Executive Officer (the “CEO”) and shall be called by the CEO or the Secretary pursuant to a resolution of the Board or a request in writing of holders of shares of Common Stock representing a majority of the votes of the shares of Common Stock issued and outstanding as of the time of such request (or, in the case of a special meeting of the holders of any class or classes of Common Stock, a request in writing of holders of shares of such class or classes of Common Stock representing a majority of the votes of the shares of such class or classes issued and outstanding as of the time of such request), to be held on such date and at such time and place as are designated by such officer or in such resolution or request.

Section 2.03.          Notice of Meetings; Waiver of Notice.

(a)           The Secretary shall cause notice of each meeting of stockholders of the Corporation to be given in writing in a manner permitted by the DGCL not less than ten (10) days nor more than sixty (60) days prior to the meeting to each stockholder of record entitled to vote at such meeting, subject to such exclusions as are then permitted by the DGCL.  The notice shall specify (i) the place, if any, date and time of such meeting, (ii) in the case of a special meeting, the purpose or purposes for which such meeting is called, and (iii) such other information as may be required by law or as the officer calling the meeting or the Board may deem appropriate.

(b)           A written waiver of notice of meeting signed by a stockholder, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice.  Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

Section 2.04.          Quorum; Adjournment.

(a)           Except (i) as otherwise provided by applicable law or the Certificate of Incorporation of the Corporation, as amended or restated from time to time (the “Certificate of Incorporation”) or (ii) with respect to any matter on which a separate vote by a class or classes of Common Stock is required, the presence (in person or by proxy) at any meeting of the holders of record of shares of Common Stock representing a majority of the votes of the outstanding shares of Common Stock shall constitute a quorum for the transaction of business at such meeting.  Where a separate vote by a class or classes of Common Stock is required on any matter, the presence (in person or by proxy) of the holders of record of a majority of the outstanding shares of such class or classes shall constitute a quorum entitled to take action with respect to such matter.

(b)           Whether or not a quorum is present at any meeting of the stockholders, the holders of shares of Common Stock representing a majority of the voting power of the shares of Common Stock present in person or by proxy at such meeting may adjourn the meeting from time to time to another time or place.  If a quorum is present at such adjourned meeting, any business may be transacted thereat that might have been transacted at the original meeting.  No notice need be given of any such adjourned meeting if the place, if any, and date and time thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting after the adjournment, in which case notice of the adjourned meeting shall be given in accordance with Section 2.03 of these Bylaws to each stockholder of record entitled to vote at the meeting.

Section 2.05.          Voting.

(a)           Except as otherwise provided in the Certificate of Incorporation, each holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in such holder’s name on the books of the Corporation (x) at the close of business on the record date for such meeting or (y) if no record date has been fixed for such meeting, at the close of business on the day next preceding the day on which notice of the meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  At any meeting at which a quorum is present, any matter brought before such meeting, other than the election of directors, shall be decided by the affirmative vote of a majority of the votes of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the matter in question, unless (i) the matter is one upon which a different vote is required by express provision of law or the Certificate of Incorporation and (ii) subject to any consent or other similar rights of the holders of any class of Common Stock set forth in the Certificate of Incorporation.

(b)           Except as set forth in the Certificate of Incorporation, at any meeting of stockholders for the election of directors, directors shall be elected by a plurality of the votes of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  The stockholders shall not have the right to cumulate their votes for the election of directors.  Elections of directors need not be by written ballot.

Section 2.06.          Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy.  A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including but not limited to by facsimile signature, or by transmitting or authorizing an electronic transmission setting forth an authorization to act as proxy to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent.   No proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period.  Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable.  A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary.  Any copy, facsimile telecommunication or other reliable reproduction of a writing created pursuant to this Section 2.06 may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing.

Section 2.07.          Stockholder List.   The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare, at least ten (10) days before every meeting of stockholders (and before any adjournment thereof for which a new record date has been fixed), a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, at such a place and time as required by the DGCL and other applicable law, and shall be produced and kept at the time and place of the meeting during the entire time thereof.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.07 or to vote in person or by proxy at any meeting of stockholders.

Section 2.08.          Organization; Procedure.  The Chairman of the Board shall preside at any meeting of stockholders.  If the Chairman of the Board is absent or disabled, the CEO shall preside at the meeting.  If neither the Chairman of the Board nor the CEO can preside, the presiding officer shall be selected by the Board or, failing action by the Board, by a majority of the stockholders present in person or represented by proxy at the meeting.  The Secretary, or in the event of his or her absence or disability, an appointee of the presiding officer of the meeting, shall act as secretary of the meeting.  The Board may make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.  Subject to any such rules and regulations, the presiding officer of any meeting shall have the right and authority to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the presiding officer are appropriate for the proper conduct of such meeting.

Section 2.09.          Consent of Stockholders in Lieu of Meeting.

(a)           Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, are (i) signed (A) in the case of any matter to be acted upon by the holders of Common Stock voting as a single class, by the holders of record of shares of Common Stock representing a majority of the votes of the outstanding shares of Common Stock or (B) in the case of any matter requiring the consent of holders of any class or classes of Common Stock, by the holders of outstanding shares of such class or classes of Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (but not less than the minimum number of votes otherwise prescribed by law), and (ii) delivered to the Corporation by delivery to its registered office in the State of Delaware, to its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, within sixty (60) days of the earliest dated consent so delivered to the Corporation, subject to Section 2.09(c).

(b)           Any stockholder seeking to act by written consent of stockholders shall notify the Secretary in writing of such intent.  Such notice (the “Consent Notice”) shall specify the stockholder action sought to be taken by written consent and shall request the Board to fix a record date for determining the stockholders entitled to consent in writing to the proposed stockholder action.  The Board shall promptly, but in any event within ten (10) days after the date on which the Consent Notice is received by the Secretary, adopt a resolution fixing the record date, which shall not be more than ten (10) days after the date of which such resolution is adopted by the Board.  If the Board has not fixed a record date for the purpose of determining the stockholders entitled to consent in writing to the proposed stockholder action within ten (10) days after the date on which the Consent Notice is received by the Secretary, then: (i) if the DGCL or the Certificate of Incorporation does not require action by the Board prior to the proposed stockholder action, the record date shall be the first date on which a signed written consent setting forth the stockholder action taken or proposed to be taken is delivered to the Corporation at any of the locations permitted by clause (ii) of Section 2.09(a); and (ii) if the DGCL or the Certificate of Incorporation requires action by the Board prior to the proposed stockholder action, the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.  Every written consent to action without a meeting shall bear the date of signature of each stockholder who signs the consent, and shall be valid if delivered to the Corporation at any of the locations specified in clause (ii) of Section 2.09(a).

(c)           Within three (3) days of the date on which a resolution fixing the record date is adopted by the Board, the Secretary shall cause notice of the proposed stockholder action by written consent to be given in writing in a manner permitted by the DGCL to each stockholder entitled to consent in writing to the proposed stockholder action, subject to such exclusions as are then permitted by the DGCL.  Such notice shall specify (i) the stockholder seeking to act by written consent, (ii) the stockholder action proposed to take taken and (iii) such other information as may be required by law or as the Secretary or the Board may deem appropriate.  No written consent to the proposed stockholder action may be signed by any stockholder or delivered to the Corporation pursuant to Section 2.09(a) prior to the date on which such notice is given by the Secretary to each stockholder entitled to consent in writing to the proposed stockholder action.

(d)           If the proposed stockholder action without a meeting is taken by less than unanimous written consent, the Secretary shall give prompt notice of the taking of such stockholder action to those stockholders who have not consented in writing to the taking of such action.

(e)           Anything herein to the contrary notwithstanding, the provisions of Section 2.09(b) and (c) shall not apply to the election of the initial directors to be nominated and elected by the holders of the Class A Common Stock and the Class B Common Stock pursuant to the Certificate of Incorporation.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01.          General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.  The directors shall act only as a Board, and the individual directors shall have no power as such.

Section 3.02.          Number of Directors; Election; Term of Office.  The number of directors constituting the entire Board shall be fixed from time to time by, or as provided in, the Certificate of Incorporation.  The directors of the Corporation shall be elected in the manner prescribed in the Certificate of Incorporation, and each director shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal.  The directors need not be stockholders of the Corporation.

Section 3.03.          Resignations.  Any director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such director, to the CEO or the Secretary.  Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3.04.          Removal of Directors.  Directors may be removed only at such times, in such manner and on such grounds as provided in the Certificate of Incorporation.

Section 3.05.          Vacancies; Newly Created Directorships.

(a)           Except as set forth in Section 3.05(b), and subject to the provisions of the Certificate of Incorporation, any vacancy in the Board by reason of death, resignation, removal or otherwise may be filled solely by the stockholders entitled to vote for the election of the director whose departure created such vacancy, acting at a meeting of stockholders or by written consent in accordance with the DGCL and these Bylaws, and any director elected to fill such vacancy shall hold office for a term that shall coincide with the remaining term of service of the departing director, or thereafter until such director’s successor is elected and qualified, or until his or her earlier resignation or removal.

(b)           Any newly created directorships resulting from any increase in the number of directors constituting the Board shall be filled solely by the stockholders entitled to vote for the election of an additional director to fill such newly created directorship pursuant to the Certificate of Incorporation, acting at a meeting of stockholders or by written consent in accordance with the DGCL and these Bylaws, and any additional director elected to fill a vacancy resulting from such newly created directorship shall hold office until such director’s successor is elected and qualified, or until his or her earlier resignation or removal.

Section 3.06.          Regular Meetings.  Regular meetings of the Board shall be held in each calendar quarter, on such dates, and at such times and places, as shall be determined by resolution of the Board.

Section 3.07.          Special Meetings.  Special meetings of the Board shall be held when called by the Chairman of the Board or by the Secretary upon a written request of at least two directors then in office, at such place, date and time as may be specified in the respective notices or waivers of notice of such meetings.  Any business may be conducted at a special meeting.

Section 3.08.          Notice of Meetings; Waiver of Notice.

(a)           Notices of special meetings shall be given to each director, and notice of each resolution or other action affecting the date, time or place of one or more regular meetings shall be given to each director not present at the meeting adopting such resolution or other action, subject to the provisions of Section 3.11.  Notices shall be given personally, or by telephone confirmed by facsimile or electronic transmission dispatched promptly thereafter, or by facsimile or electronic transmission confirmed by a writing delivered by a recognized overnight courier service, directed to each director at the address from time to time designated by such director to the Secretary.  Each such notice and confirmation must be given (received in the case of personal service or delivery of written confirmation) at least 24 hours prior to the time of a special meeting, and at least five days prior to the initial regular meeting affected by such resolution, as the case may be.

(b)           A written waiver of notice of meeting signed by a director or a waiver by electronic transmission by a director, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice.  Attendance of a director at a meeting is a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

Section 3.09.          Quorum; Voting.  The presence of a quorum at any meeting of the Board shall be determined in accordance with the Certificate of Incorporation.  Except as otherwise required by applicable law or the Certificate of Incorporation, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.

Section 3.10.          Action by Telephonic Communications.  Members of the Board or any committee thereof may participate in a meeting of the Board or any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 3.11.          Adjournment.  A majority of the directors present may adjourn any meeting of the Board to another date, time or place, whether or not a quorum is present.  If a meeting is adjourned pursuant to this Section 3.11 due to the absence of a quorum, such adjournment shall be for at least 24 hours.  No notice need be given of any adjourned meeting, except (a) notice conforming to the requirements of Section 3.08 of these Bylaws applicable to special meetings shall be given to each of the directors not present at the adjourned meeting and (b) if the date, time or place of the adjourned meeting are not announced at the time of adjournment, the notice referred to in clause (a) above shall be given to each director, whether or not present at the adjourned meeting.

Section 3.12.          Action Without a Meeting.  Unless otherwise restricted by an express provision of the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.13.          Procedures; Regulations.  The Chairman of the Board shall preside at any meeting of the Board.  If the Chairman of the Board is absent or disabled, the presiding officer shall be selected by the Board.  The Secretary, or in the event of his or her absence or disability, an appointee of the presiding officer of the meeting, shall act as secretary of the meeting.  To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the Corporation as the Board may deem appropriate.

Section 3.14.          Compensation.   The Corporation shall pay to the directors such compensation for their services as provided in the Certificate of Incorporation and shall reimburse the directors for the expenses incurred in the performance of such services to the extent and in the manner set forth in the Certificate of Incorporation.

Section 3.15.          Reliance on Accounts and Reports, etc.  A director, as such or as a member of any committee designated by the Board, shall in the performance of his or her duties be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 3.16.          Website.  The Corporation shall maintain or cause to be maintained, for the convenience of the directors and senior management, a password-protected Internet website (such as Intralinks) through which  Board materials, minutes of meetings and other material information will be distributed, accessed by directors and archived.

ARTICLE IV

COMMITTEES

Section 4.01.          Designation of Committees.  Except as may be required by applicable law, the Board shall designate such committees as set forth in the Certificate of Incorporation.  Each such committee shall consist of such number of directors as from time to time may be fixed in the Certificate of Incorporation.  Any such committee, to the extent provided in the Certificate of Incorporation, shall have such powers and authority as set forth in such committee’s charter adopted by resolution of the Board.  The Board may, by resolution adopted in the manner set forth in the Certificate of Incorporation, designate one or more additional committees.

Section 4.02.          Members.  The members of each committee shall be selected in accordance with the Certificate of Incorporation and the charter of such committee approved by the Board.  Each member of any committee shall hold office until the time he or she ceases for any reason to be a director of the Corporation, or until his or her earlier death, resignation or removal.

Section 4.03.          Committee Procedures.  A quorum for each committee shall be a majority of its members, unless a greater quorum is established by the Board.  The vote of a majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee.  Each committee shall keep regular minutes of its meetings and report to the Board when required.  Each committee shall have a charter approved by the Board, and the Board may adopt other rules and regulations for the government of any committee not inconsistent with the provisions of the Certificate of Incorporation, these Bylaws or the charter of such committee.  Each committee may adopt its own rules and regulations of government, to the extent not inconsistent with the provisions of the Certificate of Incorporation, these Bylaws, the charter of such committee or any rules and regulations adopted by the Board.

Section 4.04.          Meetings and Actions of Committees.  Meetings and actions of each committee shall be governed by, and held and taken in accordance with, the provisions of the following sections of these Bylaws, with such Bylaws being deemed to refer to the committee and its members in lieu of the Board and its members:

(a)           Section 3.06 (to the extent relating to place and time of regular meetings);

(b)           Section 3.07 (relating to special meetings), provided, however, that special meetings of committees may also be called by resolution of the Board;

(c)           Section 3.08 (relating to notice and waiver of notice);

(d)           Section 3.09 (relating to adjournment and notice of adjournment); and

(e)           Sections 3.10 and 3.12 (relating to telephonic communication and action without a meeting).

Section 4.05.          Resignations; Vacancies.  Any member of any committee (and any alternate member) may resign from such position at any time by submitting an electronic transmission or delivering a written notice of resignation, signed by such member, to the CEO or the Secretary.  Unless otherwise specified therein, such resignation shall take effect upon delivery.  If a vacancy occurs in any committee by reason of death, resignation or otherwise, a replacement member of such committee shall be selected by the Board as promptly as reasonably practicable, in accordance with the Certificate of Incorporation and as provided in such committee’s charter.

ARTICLE V

OFFICERS

Section 5.01.          Officers.  The Corporation shall have such officers as are from time to time determined by resolution of the Board, including at least a Chairman of the Board, a CEO, a Treasurer, a Secretary and such other officers as may be appointed pursuant to Section 5.02(b) of these Bylaws.  Unless otherwise provided by the Certificate of Incorporation, any number of offices may be held by the same person, provided, however, that the offices of CEO and Secretary may not be held by the same person.  An officer may be, but need not be, a director of the Corporation; provided that the CEO and the Chairman of the Board shall both be directors of the Corporation.

Section 5.02.          Appointment of Officers.

(a)           Subject to Section 10.1(a) of the Certificate of Incorporation, the Board shall elect the officers of the Corporation, except (i) the Chairman of the Board and the CEO, who shall be elected as set forth in the Certificate of Incorporation and (ii) such officers as may be appointed in accordance with the provisions of Section 5.02(b) of these Bylaws.

(b)           Subject to Section 10.1(a) of the Certificate of Incorporation, the Board may by resolution grant to the CEO the power to appoint and remove such subordinate officers and agents as it shall deem necessary from time to time, and to prescribe their respective rights, terms of office, authorities and duties to the extent not prescribed by the Board.

(c)           Each officer of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these Bylaws or by the Board or the appointing officer or (unless otherwise limited) as may be inherent in such office, and in any event each such officer shall exercise any powers and perform any duties required by law or by the Certificate of Incorporation.

(d)           Subject to Section 10.1(a) of the Certificate of Incorporation, unless otherwise determined by the Board, the officers of the Corporation need not be elected for a specified term but shall serve at the pleasure of the Board (or the appointing officer, in the case of a subordinate officer) or for such terms as may be agreed in the individual case by each officer and the Corporation.  Each officer, whether elected by the Board or appointed by an officer in accordance with Section 5.02(b) of these Bylaws, shall hold office until his or her successor has been elected or appointed and has qualified, or until his or her earlier death, resignation or removal.  A failure to elect officers shall not dissolve or otherwise affect the Corporation.

Section 5.03.          Removal and Resignation of Officers.  Subject to Section 10.1(a) of the Certificate of Incorporation, any officer of the Corporation may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or, except in the case of an officer elected by the Board, by any officer upon whom such power of removal may be conferred by the Board.  Any officer may resign at any time by giving written notice to the Corporation, either in writing signed by such officer or by electronic transmission.  Unless otherwise specified therein, such resignation shall take effect upon delivery.  Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.  The removal or resignation of an officer does not affect the rights of the Corporation or such officer under his or her contract of employment, if any.

Section 5.04.          Vacancies.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may, subject to Section 10.1(a) of the Certificate of Incorporation, be filled by the Board or, if the vacant office was held by an officer appointed by another officer, by the appointing officer.

Section 5.05.          Compensation.  The salaries and other compensation of all officers and agents of the Corporation shall be fixed by the Board or in the manner established by the Board.

Section 5.06.          Chairman of the Board.  The Chairman of the Board shall preside at all meetings of stockholders and directors at which he or she is present, shall have general control and supervision of the policies and operations of the Corporation, shall see that the orders and resolutions of the Board are carried into effect, and shall exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board or prescribed by the Certificate of Incorporation or these Bylaws.

Section 5.07.          CEO.   The CEO shall be the chief executive officer of the Corporation, and shall manage and administer the Corporation’s business and affairs, subject to the control of the Board.  The CEO shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Corporation.  He or she shall have the authority to cause the employment or appointment of such employees or agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or any agent employed or appointed by any officer or to suspend any agent appointed by the Board.   In the absence of the Chairman of the Board, he or she shall preside at all meetings of stockholders at which her or she is present.  The CEO shall perform such other duties and shall exercise such other powers as are usually vested in the office of Chief Executive Officer of a Corporation, and shall have such other powers and perform such other duties as may be assigned to the CEO by the Board or prescribed by the Certificate of Incorporation or these Bylaws.

Section 5.08.          Secretary.   Unless otherwise determined by the Board, the Secretary shall attend all meetings of stockholders or directors of the Corporation and shall keep or cause to be kept a record all votes and minutes of all proceedings in books to be kept for that purpose.  The Secretary shall perform like duties for the committees designated by the Board.  The Secretary shall give, or cause to be given, notices of all meetings of stockholders and directors of the Corporation, in accordance with the provisions of these Bylaws and as required by law.  The Secretary shall keep in safe custody the seal of the Corporation and shall affix the seal to any instrument or document that the Board or any officer of the Corporation has determined should be executed under seal, and when the seal is so affixed, the Secretary may attest the same by his or her signature.  The Secretary shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each such holder became a holder of record.  The Secretary shall sign certificates representing shares of the Corporation, the issuance of which shall have been authorized by the Board.  The Secretary shall perform all duties incident to the office of Secretary and such other duties as may be assigned to him or her from time to time by the Board or the CEO or as may be prescribed by the Certificate of Incorporation or these Bylaws.

Section 5.09.          Treasurer.   Unless otherwise determined by the Board, the Treasurer shall be the chief financial officer of the Corporation.  The Treasurer shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records thereof.  He or she shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be determined by the Board or the CEO, or by such other officers of the Corporation as may be authorized by the Board or the CEO to make such determinations.  The Treasurer shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board or the CEO may determine from time to time) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.  He or she shall render to the Board or the CEO, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.  He or she shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation.  The Treasurer may sign (unless the Secretary shall have signed) certificates representing shares of stock of the Corporation the issuance of which shall have been authorized by the Board.  The Treasurer shall perform all duties incident to the office of Treasurer and such other duties as may be assigned to him or her from time to time by the Board or the CEO or as may be prescribed by the Certificate of Incorporation or these Bylaws.

ARTICLE VI

CAPITAL STOCK

Section 6.01.          Certificates of Stock, Uncertificated Shares.  Shares of Common Stock shall be represented by certificates, except to the extent that the Board has provided by resolution that some or all of any or all classes of Common Stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Notwithstanding the adoption of such a resolution by the Board, every holder of shares of Common Stock represented by certificates shall be entitled to have, and every holder of uncertificated shares may at the discretion of the Board be permitted to receive upon request, a certificate signed by, or in the name of the Corporation by the Chairman of the Board or the CEO and by the Secretary or the Treasurer, representing the number of shares registered in certificate form.  Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws.

Section 6.02.          Signatures; Facsimile.  All signatures on the certificate referred to in Section 6.01 of these Bylaws may be in facsimile form, to the extent permitted by law.  If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 6.03.          Lost, Stolen or Destroyed Certificates.  A new certificate may be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed only upon delivery to the Corporation of an affidavit of the owner or owners (or their legal representatives) of such certificate, setting forth such allegation, and a bond or other undertaking as may be satisfactory to a financial officer of the Corporation to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 6.04.          Transfer of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, together with evidence of compliance with the requirements of the Stockholders Agreement of the Corporation, dated as of September 22, 2009, as amended from time to time (the “Stockholders Agreement”), relating to the issue, transfer and registration of shares of the Corporation (which evidence shall be satisfactory to the Corporation in its reasonable judgment), the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151(f), 156, 202(a) or 218(a) of the DGCL.  Subject to the provisions of the Certificate of Incorporation, the Stockholders Agreement and these Bylaws, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

Section 6.05.          Registered Stockholders.  Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests; provided, however, that if a transfer of shares is made for collateral security, and not absolutely, this fact shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

Section 6.06.          Transfer Agent and Registrar.  The Board may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01.          Execution of Instruments.  Except as otherwise required by law or the Certificate of Incorporation, the Board or any officer of the Corporation authorized by the Board may authorize any other officer or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.  Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

Section 7.02.          Voting as Stockholder.  Unless otherwise determined by resolution of the Board, the CEO shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock at any such meeting, or through action without a meeting.  The Board may by resolution from time to time confer such power and authority (in general or confined to specific instances) upon any other person or persons.

Section 7.03.          Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board.

Section 7.04.          Seal.  The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”.  The form of such seal shall be subject to alteration by the Board.  The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

Section 7.05.          Books and Records; Inspection.  Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or outside the State of Delaware as may be determined from time to time by the Board.

Section 7.06.          Electronic Transmission.  “Electronic transmission”, as used in these Bylaws, means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE VIII

AMENDMENTS

Section 8.01.          Amendments.   These Bylaws may be amended, altered or repealed only in the manner set forth in the Certificate of Incorporation.

ARTICLE IX

CONSTRUCTION

Section 9.01.          Construction.  In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Certificate of Incorporation as in effect from time to time, the provisions of the Certificate of Incorporation shall be controlling.